Exhibit 99

News Release
[LOGO]	First Midwest Bancorp, Inc.		First Midwest Bancorp One Pierce Place, Suite 1500 Itasca, Illinois 60143-9768 (630) 875-7450
FOR IMMEDIATE RELEASE		CONTACT:	Steven H. Shapiro
(630) 875-7345
TRADED:	Nasdaq		www.firstmidwest.com
SYMBOL:	FMBI

FIRST MIDWEST TO ACQUIRE RANDALL ROAD BRANCH IN CARPENTERSVILLE, ILLINOIS

ITASCA, IL, OCTOBER 17, 2005 - First Midwest Bancorp, Inc. ("First Midwest") (Nasdaq: FMBI) today announced that it had agreed to acquire a recently constructed branch of The Elgin State Bank located at 2250 Randall Road in Carpentersville, Illinois.

"We are excited to be entering Kane County and its outstanding banking markets," said John O'Meara, President and Chief Executive Officer of First Midwest Bancorp. "The branch represents a dynamic extension of our McHenry County base in the northern Fox River Valley. We expect to be able to serve the growing market for retail business as well as augmenting our significant business presence in the Interstate 90 corridor."

First Midwest Bancorp expects to complete the acquisition of the branch in December 2005, subject to regulatory approval. It will represent its 70th office overall.

About the Company

First Midwest is the premier relationship-based banking franchise in the growing Chicagoland banking markets. As one of the Chicago metropolitan area's largest independent bank holding companies, First Midwest provides the full range of both business and retail banking and trust and investment management services through 69 offices located in 49 communities, primarily in northeastern Illinois. First Midwest is the 2004 recipient of the Illinois Bank Community Service Award and has been honored by Chicago magazine in its October, 2004 issue as one of the 25 best places to work in Chicago, the only bank to be so honored.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in First Midwest Bancorp's 2004 Form 10-K and other filings with the U.S. Securities and Exchange Commission. Such information contained herein represents management's best judgment as of the date hereof based on information currently available. First Midwest does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

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